CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated June 25, 2010 on Dreyfus GNMA Fund for the fiscal year ended April 30, 2010 which is incorporated by reference in this Registration Statement (Form N-1A 002-95553 and 811-04215) of Dreyfus Premier GNMA Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

August 25, 2010